Exhibit 99.1

ZHUHAI YINTONG ENERGY CO., LTD. ACCELERATES ORDERS FROM ALTAIR NANOTECHNOLOGIES

Purchase orders valued at $2.2 million for full range of Altairnano products

RENO, NV – November 1, 2010 – Altair Nanotechnologies Inc. (Nasdaq: ALTI) today announced that Zhuhai Yintong Energy Co., Ltd., (YTE) issued purchase orders to Altairnano for an ALTI-ESS advanced energy management system, battery cells, and  lithium-titanate materials.  The purchase order for the ALTI-ESS and battery cells firms up and accelerates delivery for those products as initially described in the recently announced Conditional Supply and Technology License agreement between Altair and YTE.  The purchase order for lithium-titanate materials used in the manufacture of battery cells remains conditional upon the occurrence of certain events.

The orders, valued at $2.2 million, provide that Altair will supply YTE with its 11 amp-hour battery cells and a 1 megawatt ALTI-ESS energy system before year-end.

“YTE’s issuance of a firm purchase order prior to the closing of the previously announced investment in Altair reinforces their desire to immediately begin building a strong working relationship,” said Terry Copeland, Altair President and Chief Executive Officer.

Altair announced on September 20, 2010 that it and Canon Investment Holdings, Ltd. had entered into an agreement with respect to the purchase by Canon of a number of Altair common shares representing fifty-one percent share of Altair’s fully-diluted common shares post-closing. Under a separate conditional supply and technology license agreement, Altair agreed to sell to Canon affiliate Zhuhai Yintong Energy Co., Ltd. an ALTI-ESS 1 megawatt system, battery cells, and its proprietary lithium-titanate material to be used in the production of battery cells in China.  The purchase order for the ALTI-ESS and 11 amp-hour cells reflects a firm and binding order, and accelerated purchases of such products.

About Altair Nanotechnologies Inc.

Headquartered in Reno, Nev. with manufacturing in Anderson, Ind., Altairnano is a leading provider of fast response battery systems technology. Altairnano’s lithium-titanate based battery systems are among the highest performing in the world, and are used primarily to provide regulation and renewable integration for electric utilities, and power systems for the transportation and industrial industries. For more information, please visit Altairnano at www.altairnano.com.

Additional Information

Altair filed with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement on October 20, 2010 in connection with the proposed common share issuance by Altair to Canon.  When completed, Altair intends to file a file a definitive proxy statement with the SEC and mail it to its shareholders.  Investors and stockholders of Altair are urged to read the proxy statement and any other relevant materials filed with the SEC, which will contain important information, when they become available. The proxy statement and the other relevant materials (when they become available), and any other documents filed by Altair with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, by going to www.altairannualmeeting.com or by contacting Altair’s Investor Relations department by email at ir@altairnano.com, by phone at 775-858-3750 or by mail at 204 Edison Way, Reno, Nevada, 89521.

Participants In The Solicitation

Altair and its directors and executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Altair’s stockholders in connection with the proposed common share issuance by Altair to Canon. Information about Altair’s directors and executive officers is set forth in Altair’s proxy statement on Schedule 14A filed with the SEC on April 15, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the common share issuance will be included in the proxy statement and the other relevant documents that Altair has filed, and intends to file, with the SEC (when they become available).

Cautionary Note regarding Forward-Looking Statements

In addition to historical information, this report contains forward-looking statements related to the common share issuance, potential transactions among Altair, Canon and YTE and the future operations of Altair, Canon or YTE.  These forward-looking statements include statements regarding the intent, belief or current expectations of Altair as the assumptions on which such statements are based, and are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "projects," "forecasts," "plans," "intends," "should," "could," "would" or similar expressions. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this presentation. These risks and uncertainties include, without limitation, the risks that the transactions described herein will not close as a result of the failure to obtain shareholder approval, the failure to obtain various  governmental and regulatory approvals on a timely basis or at all, breaches of representations, warranties or covenants or the failure to satisfy other conditions precedent to closing; that synergies and strategic benefits anticipated from the transaction and relationship with Canon and YTE will not be realized as a result of technical, regulatory, corporate, market or other concerns;  that any product orders described herein may be cancelled or delayed as permitted by governing documents or in breach of governing documents; and that delays in closing (or the failure to close), and the inability to raise capital in the interim, will create a critical cash shortage for Altair in the coming months and require the scaling back of operations or other measures. In addition, other risks are identified in Altair's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC. Such forward-looking statements speak only as of the date of this release. Altair expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in Altair’s expectations or results or any change in events.

Media Contact:
Altairnano, Inc.:
Tom Kieffer
Vice President – Marketing and Sales
765-356-0180
tkieffer@altairnano.com

Institutional Investors:
Brion D. Tanous
Principal
CleanTech IR, Inc.
310.541.6824
btanous@cleantech-ir.com

Individual Investors:
Tom Herbert
Principal
CleanTech IR, Inc.
310.541.6824
therbert@cleantech-ir.com

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